Filed Pursuant to Rule 424(i)
Registration No. 333-267520

PROSPECTUS SUPPLEMENT PURSUANT TO RULE 424(i)

FOR FISCAL YEAR ENDED SEPTEMBER 30, 2023

(to Prospectus dated October 4, 2022)

SPDR® Gold Trust

Calculation of Registration Fees Pursuant to Rule 457(u)

This prospectus supplement filed pursuant to Rule 424(i) of the Securities Act of 1933, as amended (the “Securities Act”), sets forth the registration fee due under Rule 456(d) of the Securities Act for the fiscal year ended September 30, 2023. The calculation of the registration fee is included in an exhibit hereto.